November 13, 2007	EXHIBIT 99.1
PRIME GROUP REALTY TRUST REPORTS THIRD QUARTER 2007 RESULTS
CHICAGO, Illinois. November 13, 2007 — Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced its results today for the third quarter ended September 30, 2007. Net loss available to common shareholders, after the allocation of $2.25 million in quarterly distributions to the preferred shareholders (declared in September 2007 and paid in October 2007), was $74,000 or $0.31 per share for the third quarter of 2007, as compared to a net loss of $129,000 or $0.55 per share reported for the third quarter of 2006.
Revenue for the third quarter was $21.4 million, a decrease of $3.0 million from third quarter 2006 revenue of $24.4 million. The decrease was primarily due to lower occupancy at certain of our properties resulting in a decrease of $2.0 million in rental income and $0.8 million in tenant reimbursements.
The results of the Company’s operations compared to the third quarter of 2006, before minority interest, were positively affected by:
•
a $3.4 million increase in interest and other income primarily due to the $3.1 million dividend income received on our investment in the unconsolidated entity that owns extended-stay hotel properties; and

•
a $3.1 million decrease in the non-cash allocation of losses from investments in unconsolidated joint ventures due to the sale of a joint venture interest in the Citadel Center property in November 2006.

About Prime Group Realty Trust
Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 9 office properties containing an aggregate of 3.8 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, joint venture interests in two office properties totaling approximately 1.1 million net rentable square feet and a membership interest in an unconsolidated entity which owns extended-stay hotel properties. It leases and manages 4.9 million square feet comprising all of the wholly-owned properties and one joint venture property. In addition, the Company is also the managing and leasing agent for the 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois, which it sold in November 2006. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

About the Lightstone Group
The Lightstone Group is one of the country’s largest privately held real estate companies with interests in residential, office, retail, hospitality, and industrial real estate assets. The company, principally through its related operating entities, Prime Retail, Extended Stay Hotels, and Prime Group Realty Trust, owns a diversified portfolio of over 687 hotels, 18,000 residential units and approximately 29 million square feet of office, industrial and retail properties in 46 states, the District of Columbia, Canada and Puerto Rico. Headquartered in New York, The Lightstone Group employs approximately 14,000 staff and professionals and maintains regional offices in Maryland, South Carolina, Illinois and New Jersey. For more information on The Lightstone Group, call 800-347-4078 or visit www.lightstonegroup.com.
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	September 30
	2007	2006
Revenue:
Rental	$11,299	$13,315
Tenant reimbursements	7,943	8,710
Other property revenues	1,732	1,956
Services Company revenue	459	465

Total revenue	21,433	24,446

Expenses:
Property operations	6,875	7,225
Real estate taxes	3,953	4,865
Depreciation and amortization	6,925	8,544
General and administrative	1,580	1,681
Services Company operations	546	949

Total expenses	19,879	23,264

Operating income	1,554	1,182
Interest and other income	3,960	574
Loss from investments in unconsolidated joint ventures	(665)	(3,733)
Interest:
Expense	(10,773)	(10,085)
Amortization of deferred financing costs	(229)	(352)

Loss from continuing operations before minority interests	(6,153)	(12,414)
Minority interests	8,329	14,535

Income from continuing operations	2,176	2,121
Discontinued operations, net of minority interests of $(94) and $59 in 2007 and 2006, respectively	—	—

Net income	2,176	2,121
Net income allocated to preferred shareholders	(2,250)	(2,250)

Net loss available to common shareholders	$(74)	$(129)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(0.31)	$(0.55)
Discontinued operations, net of minority interests	—	—

Net loss available per weighted—average common share of beneficial interest — basic and diluted	$(0.31)	$(0.55)

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Nine months ended
	September 30
	2007	2006
Revenue:
Rental	$37,965	$40,045
Tenant reimbursements	25,185	26,221
Other property revenues	5,144	5,000
Services Company revenue	2,211	1,559

Total revenue	70,505	72,825

Expenses:
Property operations	22,340	20,345
Real estate taxes	14,429	15,322
Depreciation and amortization	25,000	26,737
General and administrative	4,889	5,087
Services Company operations	1,982	2,804

Total expenses	68,640	70,295

Operating income	1,865	2,530
Interest and other income	5,270	2,011
Loss from investments in unconsolidated joint ventures	(1,413)	(11,094)
Interest:
Expense	(26,347)	(28,853)
Amortization of deferred financing costs	(681)	(1,000)

Loss from continuing operations before minority interests	(21,306)	(36,406)
Minority interests	27,809	42,776

Income from continuing operations	6,503	6,370
Discontinued operations, net of minority interests of $(2,967) and $(78) in 2007 and 2006, respectively	26	1

Income before gain on sales of real estate	6,529	6,371
Gain on sales of real estate, net of minority interests of $(638) in 2006	—	6

Net income	6,529	6,377
Net income allocated to preferred shareholders	(6,750)	(6,750)

Net loss available to common shareholders	$(221)	$(373)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(1.04)	$(1.61)
Discontinued operations, net of minority interests	0.11	—
Gain on sales of real estate, net of minority interests	—	0.03

Net loss available per weighted—average common share of beneficial interest — basic and diluted	$(0.93)	$(1.58)

Prime Group Realty Trust
Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)

	(Unaudited)
	September 30	December 31
	2007	2006
Assets:
Real Estate:
Land	$89,661	$90,936
Building and improvements	350,079	345,463
Tenant improvements	58,768	49,662
Furniture, fixtures and equipment	1,088	586

	499,596	486,647
Accumulated depreciation	(47,718)	(31,481)

	451,878	455,166
In—place lease value, net	17,184	25,493
Above—market lease value, net	18,050	23,265

	487,112	503,924

Property held for sale	3,683	3,740
Investments in unconsolidated entities	142,182	23,658
Cash and cash equivalents	43,057	60,111
Receivables, net of allowance for doubtful accounts of $798 and $402 at September 30, 2007 and December 31, 2006, respectively:
Tenant	1,173	1,018
Deferred rent	8,766	6,200
Other	2,329	2,202
Restricted cash escrows	47,011	43,998
Deferred costs, net	9,740	7,837
Other	1,007	1,410

Total assets	$746,060	$654,098

Liabilities and Shareholders’ Equity:
Mortgage notes payable	$565,690	$450,547
Mortgage note payable related to property held for sale	2,994	3,148
Liabilities related to property held for sale	137	110
Accrued interest payable	2,092	2,173
Accrued real estate taxes	24,327	21,302
Accrued tenant improvement allowances	13,283	8,849
Accounts payable and accrued expenses	11,400	9,822
Liabilities for leases assumed	4,366	4,962
Below—market lease value, net	8,305	11,868
Dividends payable	2,250	4,500
Other	7,113	7,587

Total liabilities	641,957	524,868
Minority interests:
Operating Partnership	75,241	100,147
Shareholders’ equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B — Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid—in capital	108,689	107,639
Distributions in excess of earnings	(79,869)	(78,598)

Total shareholders’ equity	28,862	29,083

Total liabilities and shareholders’ equity	$746,060	$654,098